UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On September 5, 2018, Exact Sciences Corporation (the “Company”) reported that Kevin Conroy, Chairman and Chief Executive Officer has entered into a pre-arranged, written stock trading plan (the “Plan”) that is intended to satisfy the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934.

The Plan covers (i) the remaining portion of a non-qualified stock option (“NQSO”) granted to Mr. Conroy in March 2009 that expires in March 2019, and (ii) performance share units (“PSUs”) granted to Mr. Conroy in February 2016, which may become earned at the end of 2018. As reported in the proxy statement for the Company’s 2017 annual meeting, the PSUs may be earned based upon the achievement of certain stock price milestones. Pursuant to the Plan, (i) in November 2018, on a date that is expected to be after the date the Company releases earnings for the third quarter of 2018,  Mr. Conroy intends to exercise the remaining portions of the NQSO, totaling 163,514 shares, and sell such shares subject to a specified minimum price, and (ii) in January 2019, on a date that is expected to be after the date the Company releases preliminary fourth quarter and full-year revenue results for 2018, Mr. Conroy intends to sell such portion of the PSUs that may become earned, up to 304,397 shares, subject to a specified minimum price. Mr. Conroy has informed the Company that he will use the proceeds (1) to pay the applicable exercise price and taxes due upon the exercise of the options and sale of the shares and (2) for financial planning purposes.  Assuming the sale of all the shares covered by the Plan, Mr. Conroy would continue to own in excess of 2,150,000 shares of Company common stock, including vested and unvested options and restricted stock units.

Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as required by law.

It is possible that other executive officers and directors of the Company may enter into similar stock trading plans in the future. Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or directors, nor report modifications, terminations or other activities under Mr. Conroy’s Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: September 5, 2018	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer